UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): November 5, 2010 (November 9, 2010)

REGENCY ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices, including Zip Code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement and Resignation of Director and Principal Executive Officer

On November 5, 2010, Byron R. Kelley retired and resigned, effective November 21, 2010, from his positions as a member of the board of directors (the “Board”) and as President and Chief Executive Officer of Regency GP LLC (the “Company”), which is the general partner of Regency GP LP. Regency GP LP is the general partner of Regency Energy Partners LP (“Regency”).

Appointment of Director and Principal Executive Officer

On November 5, 2010, the Board appointed, effective November 22, 2010, Michael J. Bradley, age 56, as the Company’s President and Chief Executive Officer to fill the vacancies in those positions created by Mr. Kelley’s retirement. Mr. Bradley will hold such positions until his successor is duly elected and qualified.

Mr. Bradley has served as a director of the Company since January 2008. He has been the President and Chief Executive Officer of Matrix Service Company since November 2006. Prior to joining Matrix Service Company, Mr. Bradley served as President and CEO of DCP Midstream Partners, LP, a publicly traded midstream partnership located in Denver, Colorado, and was a member of the board of its general partner. Mr. Bradley was named Group Vice President of Gathering and Processing for Duke Energy Field Services (DEFS) in 2004 and served as Executive Vice President at DEFS from 2002 to 2004. Mr. Bradley is a member of the American Society of Civil Engineers. He also serves on the advisory board for the University of Kansas, School of Engineering.

Concurrently with Mr. Bradley’s appointment as the Company’s President and Chief Executive Officer, Mr. Bradley resigned as a member of the Audit Committee and the Nominating and Corporate Governance and Compensation Committee of the Board. There are no family relationships between Mr. Bradley and any director or executive officer of the Company. Mr. Bradley has not had a direct or indirect material interest in any transaction since the beginning of Regency’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which Regency was or is to be a participant.

Appointment of Principal Financial Officer

On November 5, 2010, the Board appointed, effective December 1, 2010, Thomas E. Long, age 53, as the Company’s Executive Vice President and Chief Financial Officer. In connection with this appointment, Mr. Long will replace A. Troy Sturrock as the Company’s principal financial officer. Mr. Long will hold such positions until his successor is duly elected and qualified. Mr. Sturrock will continue to serve as the Company’s Vice President and Controller and has been appointed as the Company’s principal accounting officer as described below.

Mr. Long has served as Vice President and Chief Financial Officer of Matrix Service Company since May 2008. Prior to joining Matrix Service Company, he served as Vice President and Chief Financial Officer of DCP Midstream Partners, LP, a publicly traded midstream partnership located in Denver, Colorado. In that position, he was responsible for all financial aspects of the company since its formation in December 2005. From 1998 to 2005, Mr. Long served in several executive positions with subsidiaries of Duke Energy Corp., Charlotte, North Carolina, one of the nation’s largest electric power companies. During his tenure at Duke Energy, Mr. Long served as Vice President and Chief Financial Officer of its publicly owned power company in Ecuador; Vice President and Treasurer of Duke Energy Field Services, Denver; and Executive Vice President of National Methanol Company, a Duke Energy chemical joint-venture in Saudi Arabia. Starting in 1991, Mr. Long held financial management positions at PanEnergy Corp. in Houston, Texas. He began his career in 1979 at Texas Eastern Corp. in Houston, Texas. Mr. Long is a Certified Public Accountant.

There are no family relationships between Mr. Long and any director or executive officer of the Company. Mr. Long has not had a direct or indirect material interest in any transaction since the beginning of Regency’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which Regency was or is to be a participant.

Appointment of Principal Accounting Officer

On November 5, 2010, the Board appointed, effective November 5, 2010, Mr. Sturrock, age 40, as the Company’s principal accounting officer. Mr. Sturrock will hold such position until his successor is duly elected and qualified. No compensatory changes were made related to this appointment.

Mr. Sturrock was elected Vice President, Controller of the Company in February 2008. From June 2006 to February 2008, Mr. Sturrock served as the Assistant Controller and Director of Financial Reporting and Tax for the Company. From January 2004 to

June 2006, Mr. Sturrock was associated with the Public Company Accounting Oversight Board, where he was an inspection specialist in the division of registration and inspections. Mr. Sturrock served in various roles at PricewaterhouseCoopers LLP from 1995 to 2004, most recently as a senior manager in the audit practice specializing in the transportation and energy industries. Mr. Sturrock is a Certified Public Accountant.

There are no family relationships between Mr. Sturrock and any director or executive officer of the Company. Mr. Sturrock has not had a direct or indirect material interest in any transaction since the beginning of Regency’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which Regency was or is to be a participant.

Consulting Agreement; Compensation Arrangements

The Company entered into a Separation Agreement, Release and Consulting Agreement dated November 5, 2010 with Mr. Kelley (the “Consulting Agreement”) pursuant to which Mr. Kelley will provide consulting services to the Company for a term of three years and receive a grant of 33,000 time-based phantom units under the Regency GP LLC Long-Term Incentive Plan (the “LTIP”), 11,000 of which will vest on each of the first three anniversaries of the date of grant. Distributions on the phantom units will be paid quarterly (including on non-vested units). Under the Consulting Agreement, Mr. Kelley will be subject to certain non-competition and non-solicitation covenants for one year, with the exception that Mr. Kelley may serve on the board of directors of any company.

Pursuant to the terms of the Consulting Agreement, the parties agreed to mutually terminate Mr. Kelley’s Amended and Restated Executive Employment Agreement dated November 24, 2008. Mr. Kelley will receive a cash payment at his date of retirement of $1,864,800, which represents two years’ salary and a 2010 bonus equal to approximately 1.7 times his current base salary. Additionally, the 40,000 phantom units granted to Mr. Kelley on May 7, 2010 under the LTIP, which include 16,000 time-based and 24,000 performance-based phantom units, will vest immediately (at the 100% target level with respect to the performance-based phantom units).

The foregoing description of the terms of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Bradley will receive a base salary of $575,000 and an award of 50,000 time-based phantom units under the LTIP, 10,000 of which will vest on each of the first five anniversaries of the date of grant. Distributions on the phantom units will be paid quarterly (including on non-vested units). Mr. Bradley also will receive an additional grant of 30,000 phantom units under the LTIP in December 2010, on the same terms and conditions as the award of the original 50,000 phantom units.

Mr. Bradley also is eligible to participate in the annual bonus plan of the Company for executives, and will have a target bonus equal to his annual base salary; provided that Mr. Bradley will receive a minimum bonus for 2011 of $500,000 regardless of any performance criteria achieved. The Company’s annual bonus plan is described in Item 11 of Regency’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 1, 2010.

Mr. Long will receive a base salary of $300,000 and an award of 15,000 time-based phantom units under the LTIP, 3,000 of which will vest on each of the first five anniversaries of the date of grant. Distributions on the phantom units will be paid quarterly (including on non-vested units). Mr. Long also will receive an additional grant of 15,000 phantom units under the LTIP in December 2010, on the same terms and conditions as the award of the original 15,000 phantom units.

Mr. Long also is eligible to participate in the annual bonus plan of the Company for executives, and will have a target bonus equal to his annual base salary; provided that Mr. Long will receive a minimum bonus for 2011 of $250,000 regardless of any performance criteria achieved.

Item 7.01. Regulation FD Disclosure.

On November 9, 2010, Regency issued a press release regarding the matters set forth above. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description

Exhibit 10.1	Separation Agreement, Release and Consulting Agreement dated November 5, 2010, by and between Regency GP LLC and Byron R. Kelley.

Exhibit 99.1	Regency Energy Partners LP press release dated November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner
By:	Regency GP LLC, its general partner

By:	/s/ Paul M. Jolas
Paul M. Jolas
Executive Vice President, Chief Legal Officer and Secretary

November 9, 2010

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Separation Agreement, Release and Consulting Agreement dated November 5, 2010, by and between Regency GP LLC and Byron R. Kelley.

Exhibit 99.1	Regency Energy Partners LP press release dated November 9, 2010.